Exhibit 10.1
AMENDED AND RESTATED
COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
This is the Compensation Plan (the “Plan”) for Non-Employee Directors (each a “Non-Employee Director”) of Nektar Therapeutics (the “Company”). This Plan was approved by the Board of Directors and made effective June 1, 2006 and amended and restated by Board of Directors and made effective March 1, 2007 and amended and restated by Board of Directors March 20, 2008 effective as of January 1, 2008. The terms and conditions of the Plan are described below:
•	An annual retainer of $25,000 for serving on the Board of Directors, payable in equal quarterly installments;

•	An annual retainer of $25,000 for serving as the Chair or Lead Director of the Board of Directors, payable in quarterly installments;

•	An annual retainer of $7,500 for serving as the Chair of the Company’s Audit Committee, payable in equal quarterly installments;

•	An annual retainer of $5,000 for serving as Chair of any other committee established by the Board of Directors, payable in equal quarterly installments;

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Each Non-Employee Director shall receive $2,000 for attending each in-person or telephonic board meeting. Each Non-Employee Director shall receive $1,000 for each in-person board meeting attended via conference telephone.

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Each Non-Employee Director shall receive $1,500 for attending each in person or telephonic committee meeting. Each Non-Employee Director shall receive $750 for each in-person committee meeting attended via conference telephone.

•	Each Non-Employee Director shall be reimbursed for customary expenses for attending Board of Director, committee and stockholder meetings;

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Upon initial appointment to the Board of Directors, each Non-Employee Director shall receive equity compensation composed of either (i) stock options at an exercise price equal to the closing price of the Company’s common stock as reported by the Nasdaq Global Select Market on the grant date, under the Company’s equity incentive plan; or (ii) fifty percent (50%) stock options at an exercise price equal to the closing price of the Company’s common stock as reported by the Nasdaq Global Select Market on the grant date and fifty percent (50%) restricted stock unit awards, each under the Company’s equity incentive plan. This initial appointment equity compensation award will be based on one hundred and fifty percent (150%) of the annual equity compensation grant, as determined annually by the Board of Directors in consultation with its professional advisors. For purposes of the foregoing, the value of stock options will be determined based on the Black-Scholes valuation methodology and the value of restricted stock units will be based on the value of the Company’s common stock on the grant date;

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In September of each year, each Non-Employee Director shall receive equity compensation composed of either (i) stock options at an exercise price equal to the closing price of the Company’s common stock as reported by the Nasdaq Global Select Market on the grant date, under the Company’s equity incentive plan; or (ii) fifty percent (50%) stock options at an exercise price equal to the closing price of the Company’s common stock as reported by the Nasdaq Global Select Market on the grant date and fifty percent (50%) restricted stock unit awards, each under the Company’s equity incentive plans. This annual equity compensation award will be based on a review of equity compensation for non-employee directors of comparable companies as determined annually by the Board of Directors in consultation with its professional advisors. For purposes of the foregoing, the value of stock options will be determined based on the Black-Scholes valuation methodology and the value of restricted stock units will be based on the value of the Company’s common stock on the grant date. If any Non-Employee Director is appointed following the annual grant of equity compensation, he or she will also be entitled to a pro-rata portion of the most recent annual grant of equity compensation determined by the Board of Directors; and

•	Non-Employee Directors are also eligible for discretionary grants of options or restricted stock units under the Company’s equity incentive plan.

Options granted to a Non-Employee Director for their annual service on the Board of Directors shall vest monthly over a period of one year. Restricted stock unit awards granted to a Non-Employee Director for their annual shall vest monthly over a period of one year. Options granted to a Non-Employee Director for their initial appointment to the Board of Directors shall vest monthly over a period of three years. Restricted stock unit awards granted to a Non-Employee Director for their initial appointment shall vest monthly over a period of three years. The exercise price of options granted to a Non-Employee Director shall be equal to 100% of the fair market value of the Company’s common stock on the grant date. Following completion of a Non-Employee Director’s service on the Board of Directors, his or her stock options will remain exerciseable for a period of eighteen months. The term of options granted to a Non-Employee Director is eight years. In the event of a change of control, the vesting of each option or restricted stock unit award shall accelerate in full as of the closing of such transaction.